# Presentation to the Special Committee of the Board of Directors of National Interstate

24 July 2016

Morgan Stanley

Section 1

# Summary of the Transaction

# Transaction Summary

## Key Financial Terms

| | |
|---|---|
| **Transaction** | • Acquisition of all outstanding common shares in National Interstate Corporation ("NATL" or "National Interstate") not currently owned by Great American Insurance Company ("GAIC")<br>• GAIC currently owns approximately 51% of outstanding common shares of National Interstate |
| **Acquirer** | • GAIC, a wholly-owned subsidiary of American Financial Group ("AFG") |
| **Deal Value** | • $32.50 per National Interstate share, comprised of:<br>– $32.00 per share in cash consideration, plus<br>– $0.50 per share funded via cash special dividend by National Interstate, payable at closing<br>• ~$650MM transaction equity value (1)<br>– Total consideration of ~$318MM (2)<br>• 44% premium to National Interstate closing price of $22.61 on 3/4/2016 (3)<br>• 1.76x National Interstate BVPS(4) of $18.46 (5) as of 3/31/2016 |
| **Financing** | • No external financing required |
| **Dividends** | • [Regular quarterly dividends to be paid consistent with normal course until last record date prior to closing date] |
| **Approvals** | • Approval of the Board of Directors of National Interstate following Special Committee recommendation<br>• Non-waiveable closing condition requiring approval of at least a majority of the outstanding common shares of National Interstate not owned by AFG or its affiliates (i.e., majority of the minority) |
| **Termination Fee** | • TBD |

**Notes**

1. Source: NATL management – Cash portion of consideration of $32.00 per share based on 20,034,141 fully diluted shares outstanding of NATL as of 6/30/2016; fully diluted shares reflect the dilutive impact of 64,503 restricted stock units and 180,000 NATL options (weighted average exercise price of $24.22) through applying the treasury stock method; special dividend based on basic shares outstanding of 19,925,875 as of 6/30/2016
2. Based on the acquisition of approximately 49% of NATL common stock not owned by GAIC
3. Stock price as of the trading day (3/4/16) prior to announcement of AFG's Initial Proposal on 3/7/2016
4. Book value per share
5. Based on basic shares outstanding of 19,925,875 as of 6/30/2016

# Summary of Negotiations

## Timeline of Milestones

| | |
|---|---|
| **March 6, 2016** ***Initial Proposal*** | • **AFG submitted a proposal to acquire the public shares of National Interstate not held by AFG for $30.00 per share** |
| April 6, 2016 | • Formation of the Special Committee of the Board of the Directors of National Interstate (“Special Committee”) to consider the Initial Proposal |
| June 2, 2016 | • Morgan Stanley and Willkie Farr & Gallagher (“WFG”) met with representatives of AFG to discuss and, at the direction of the Special Committee, communicated the verbal rejection of the Initial Proposal |
| **June 24, 2016** ***Proposal #2*** | • **AFG submitted a revised proposal to acquire the public shares of National Interstate not held by AFG for $30.75 per share** |
| June 29, 2016 | • Morgan Stanley and WFG discussed with representatives of AFG the deliberations of the Special Committee in regard to Proposal #2 and at the direction of the Special Committee, communicated the verbal rejection of Proposal #2 |
| **July 6, 2016** ***Proposal #3*** | • **AFG submitted a revised proposal to acquire the public shares of National Interstate not held by AFG for $32.00 per share, which was characterized as a “best and final offer”** |
| July 20, 2016 | • Morgan Stanley and WFG discussed with representatives of AFG the deliberations of the Special Committee in regard to Proposal #3 and at the direction of the Special Committee, communicated the ability to garner unanimity of the Special Committee vote in favor of the transaction at $32.50 per share |
| **July 21, 2016** ***Proposal #4*** | • **AFG communicated to Morgan Stanley its intention to seek approval for a revised proposal to acquire the public shares of National Interstate not held by AFG for $32.50 per share comprised of:**<br>– **$32.00 per share in cash consideration, plus**<br>– **$0.50 per share funded via cash special dividend by National Interstate, payable at closing** |

Proposal | Other Key Events

# Key Valuation Metrics

- Wall Street Estimates ("NATL Street Estimates") based on the coverage of available research estimates (two analysts)
- National Interstate Management Estimates ("NATL Management Estimates") based on a combination of the National Interstate 2016 Business Plan ("NATL 2016 Plan" or "2016P") and National Interstate financial outlook beyond 2016 ("NATL Management Financial Outlook") prepared by National Interstate Management and approved by the Special Committee

| | Reference Metric | | Multiple (x) / Premium (%) | Equity Value [1] |
|---|---|---|---|---|
| **AFG Offer Price Per Share** | | **$32.50** | | **$651** |
| **Market Multiples** | | | | |
| P / BV (3/31/2016) | BVPS | $18.46 | 1.76x | |
| 2016 P / E - NATL Street Estimates | EPS | $1.58 | 20.6x | |
| 2016 P / E - NATL 2016 Plan | EPS | $2.06 | 15.8x | |
| **Premium Analysis** | | | | |
| Pre-Offer [2] | Stock Price | $22.61 | 44% | |
| 3-Month VWAP [3] | Stock Price | $24.97 | 30% | |
| 52-Week High [4] | Stock Price | $28.98 | 12% | |
| *Midpoint of DDM Valuation Range* | | | | |
| NATL Management Estimates | Midpoint of DDM | $29.00 | 12% | |

**Source** SNL Financial, Capital IQ, NATL Management Estimates, NATL Street Estimates, and Company Filings

**Notes**
1. Source: NATL management – Cash portion of consideration of $32.00 per share based on 20,034,141 fully diluted shares outstanding of NATL as of 6/30/2016; fully diluted shares reflect the dilutive impact of 64,503 restricted stock units and 180,000 NATL options (weighted average exercise price of $24.22) through applying the treasury stock method; special dividend based on basic shares outstanding of 19,925,875 as of 6/30/2016
2. Stock price as of the trading day (3/4/16) prior to announcement of AFG's Initial Proposal on 3/7/16
3. VWAP represents volume-weighted average prices for the 3 months prior to the announcement of AFG's Initial Proposal (3/4/16)
4. Calculated from the trading day prior to the announcement of AFG's Initial Proposal (3/4/16)

Section 2

# Valuation Analysis

# Valuation Summary

| | Reference Metric | Selected Metric Range: Low | Selected Metric Range: High |
|---|---|---|---|
| **I. Trading / Standalone Valuation** | | | |
| (A) Recent Trading Range (52-Week) - Prior to Initial Proposal (3/4/2016) | | | |
| (B) **Trading Comparables** | | | |
| *P / BV (3/31/2016)* | $18.46 | 1.00x | 1.45x |
| *NATL Street Estimates:* | | | |
| *Regression Implied P / BV vs. 2016E ROAE (8.7%)* | $18.46 | 1.15x | 1.35x |
| *2016 P / E* | $1.58 | 12.0x | 16.0x |
| *2017 P / E* | $1.65 | 12.0x | 15.0x |
| *NATL Management Estimates:* | | | |
| *Regression Implied P / BV vs. 2016P ROAE (11.0%)* | $18.46 | 1.25x | 1.50x |
| *2016 P / E* | $2.06 | 12.0x | 16.0x |
| *2017 P / E* | $2.27 | 12.0x | 15.0x |
| (C) **II. Standalone Dividend Discount Model** | | | |
| NATL Management Estimates: | Discount Rate: 6.8 - 8.8%; Terminal Multiple: 1.2x - 1.6x[1]; 2018E ROAE: 11.7% | | |
| **III. M&A Valuation** | | | |
| (D) Minority Squeeze-Out Premiums Paid [2] | | | |
| *Premium to Pre-Offer Price / 52 Week High ($28.98)* | $22.61 | 15% | 35% |
| *Premium to 3-Mo. VWAP / 52 Week High ($28.98)* | $24.97 | 15% | 35% |
| (E) Recent M&A Transactions | | | |
| *P / BV Multiples (3/31/2016)* | $18.46 | 1.40x | 1.80x |
| *2016 P / E (NATL Street Estimates)* | $1.58 | 13.0x | 17.0x |
| *2016 P / E (NATL Management Estimates)* | $2.06 | 13.0x | 17.0x |

**Valuation Range per National Interstate Share ($)**


Pre-Offer Price: $22.61
3-Month VWAP: $24.97
AFG Final Proposal (Proposal #4): $32.50
22.26
28.98
18.46
26.77
21.23
24.92
18.90
25.20
19.80
24.75
23.07
27.69
24.70
32.94
27.18
33.98
29.00
25.00
33.00
28.98
26.00
30.52
28.72
33.71
25.84
33.23
20.48
26.78
26.76
35.00
12.00
16.00
20.00
24.00
28.00
32.00
36.00
40.00

| | | | | | | | |
|---|---|---|---|---|---|---|---|
| Implied P / BV (as of 3/31/2016) | 0.87x | 1.08x | 1.30x | 1.52x | 1.73x | 1.95x | 2.17x |
| Implied P / E (2016P) | 7.8x | 9.7x | 11.7x | 13.6x | 15.5x | 17.5x | 19.4x |

**Source** SNL Financial, Capital IQ (7/22/16), NATL Management Estimates, NATL Street Estimates, Wall Street research, and Company Filings

**Notes**
1. Terminal multiple based on regression implied P/BV vs ROAE ("on the line")
2. Range is selected based on a range of premiums of the final offer price to the pre-offer and 3 month trading price

# NATL Management Estimates Relative to NATL Street Estimates

## GPW


$MM
1,000
750
500
250
0
5.5%
727
4.6%
760
6.2%
772
4.8%
797
7.0%
826
7.1%
885
N/A
2015A
2016E / 2016P
2017E
2018E
Actual
NATL Street Estimates
NATL Management Estimates
Year-Over-Year Growth

## AY Combined Ratios


%
120
80
40
0
98
20
78
99
20
78
96
20
76
98
20
78
96
20
76
96
20
76
N/A
2015A
NATL Street
NATL Mgmt
2016E / 2016P
2017E
2018E
Actual
Loss Ratio
Expense Ratio

## EPS


$
3.00
2.00
1.00
0.00
88.3%
1.05
50.0%
1.58
96.6%
2.06
4.8%
1.65
10.2%
2.27
13.0%
2.56
N/A
2015A
2016E / 2016P
2017E
2018E
Actual
NATL Street Estimates
NATL Management Estimates
Year-Over-Year Growth

## BVPS


ROAE
Street
NATL Mgmt
5.8%
8.7%
11.0%
8.6%
11.2%
N/A
11.7%
$
30.00
20.00
10.00
0.00
18.03
19.10
19.50
20.11
21.07
22.89
N/A
2015A
2016E / 2016P
2017E
2018E
Actual
NATL Street Estimates
NATL Management Estimates

Source NATL Management Estimates, NATL Street Estimates, and Company Filings

VALUATION ANALYSIS

# A NATL Recent Trading Range

## Trading Range Since January 2014

**Pricing**

| | |
|---|---|
| Pre-Offer [1] | $22.61 |
| 3-Mo. VWAP [2] | $24.97 |
| 52-Week High [3] | $28.98 |



$
35.00
32.50
30.00
27.50
25.00
22.50
20.00
Jan-14
Jun-14
Nov-14
Apr-15
Sep-15
Feb-16
Jul-16
NATL Stock Price
Feb-18-2014 AFG raises its offer to $30.00, representing its "Best and Final Price"
Mar-16-2014 AFG terminates the tender offer due to U.S. District Court granting an injunction
Apr-15-2015 52-week high of $28.98 (3)
Feb-5-2014 AFG announces offer to acquire outstanding shares of NATL for $28.00
Feb-29-2016 52-week low of $22.26 (3)
June-24-2016 Day after Brexit vote
7/21/2016 Proposal #4 $32.50
7/6/2016 Proposal #3 $32.00
$30.94
6/24/2016 Proposal #2 $30.75
3/7/2016 Initial Proposal $30.00
3-Mo VWAP: $24.97

**Source** SNL Financial (7/22/16)

**Notes**
1. Closing price of NATL on the trading day (3/4/16) prior to announcement of AFG's Initial Proposal on 3/7/16
2. VWAP represents volume-weighted average prices for the 3 months prior to the announcement of AFG's Initial Proposal (3/4/16)
3. Calculated from the trading day prior to the announcement of AFG's Initial Proposal (3/4/16)

# B Public Comparable Companies

## National Interstate Public Comparables

As of 7/22/2016

| | Market Cap ($MM) | 2016 P/E (x) | 2017 P/E (x) | P/BV (x) | 2016E ROE (%) | 2017E ROE (%) |
|---|---|---|---|---|---|---|
| **National Interstate Corporation [1]** | | | | | | |
| **NATL at AFG Purchase Price [2]** | **651** | **15.8** | **14.3** | **1.76** | **11.0** | **11.2** |
| Pre-Offer [3] | 452 | 11.0 | 10.0 | 1.25 | 11.0 | 11.2 |
| Pre-Offer 3-Mo VWAP [4] | 499 | 12.1 | 11.0 | 1.39 | 11.0 | 11.2 |
| **Peers** | | | | | | |
| Old Republic International Corporation | 5,172 | 15.2 | 14.4 | 1.26 | 9.0 | NA |
| AmTrust Financial Services, Inc. | 4,294 | 8.3 | 7.4 | 1.72 | 19.2 | 18.6 |
| RLI Corp. | 3,017 | 29.9 | 30.4 | 3.45 | 12.4 | 11.8 |
| Selective Insurance Group Inc. | 2,287 | 14.8 | 15.3 | 1.55 | 10.6 | 9.6 |
| National General Holdings Corp. | 2,283 | 11.7 | 9.7 | 1.67 | 12.7 | 12.8 |
| OneBeacon Insurance Group, Ltd. | 1,345 | 17.1 | 20.0 | 1.32 | 9.8 | 5.8 |
| United Fire Group, Inc | 1,080 | 17.5 | 18.6 | 1.16 | 7.0 | 7.0 |
| State Auto Financial Corp. | 934 | 26.7 | 16.7 | 1.02 | 3.6 | 5.9 |
| EMC Insurance Group Inc. | 597 | 15.4 | 16.2 | 1.08 | 7.0 | 6.3 |
| Donegal Group Inc. | 421 | 11.9 | 12.4 | 0.99 | 9.2 | 9.1 |
| Baldwin & Lyons Inc. | 394 | 15.6 | 14.7 | 1.00 | NA | NA |
| **Median** | | **15.4** | **15.3** | **1.26** | **9.5** | **9.1** |
| **Mean** | | **16.7** | **16.0** | **1.48** | **10.1** | **9.7** |

**Source** SNL Financial, Capital IQ (7/22/16), NATL Management Estimates, Company Filings, and Wall Street research

**Notes**

1. Earnings multiples and ROEs based on NATL Management Estimates; P/BV based on book value per basic shares outstanding of $18.46 as of 3/31/2016
2. Source: NATL management – Cash portion of consideration of $32.00 per share based on 20,034,141 fully diluted shares outstanding of NATL as of 6/30/2016; fully diluted shares reflect the dilutive impact of 64,503 restricted stock units and 180,000 NATL options (weighted average exercise price of $24.22) through applying the treasury stock method; special dividend based on basic shares outstanding of 19,925,875 as of 6/30/2016
3. Prior to announcement of AFG's Initial Proposal on 3/7/2016
4. VWAP represents volume-weighted average prices for the 3 months prior to the announcement of AFG's Initial Proposal (3/4/16)

# B Implied Regression Analysis Valuation (Unaffected)

$26.80 – Based on NATL Management Estimates, Implied Standalone Value (11.0% ROE, 1.37x P/BV)
$23.89 – Based on Street Estimates, Implied Standalone Value (8.7% ROE, 1.25x P/BV)

**P / BV vs. 2016E ROAE Regression Analysis [1]**



$R^2$ = 0.71
NATL Management Implied P/BV: 1.37x
Implied Stock Price: $26.80[2]
Street Implied P/BV: 1.25x
Implied Stock Price: $23.89 [3]
NATL Street Estimates Implied
NATL Management Estimates Implied
National General
AmTrust
SELECTIVE
OLD REPUBLIC
utg
EMC
STATE AUTO
DONEGAL
Street Estimates
NATL Management Estimates
P/BV (x)
2.00
1.50
1.00
0.50
0
5
8.7%[4]
10
11.0%[5]
15
20
2016E ROAE (%)

Source SNL Financial (7/22/16), NATL Street Estimates, NATL Management Estimates, and Wall Street research

Notes
1. BWINB not included in regression analysis due to lack of available Street Estimates; RLI is not included in regression
2. Based on NATL 2016 Plan book value per share of $19.50, per NATL Management Estimates
3. Based on 2016E book value per share of $19.10, per NATL Street Estimates
4. NATL 2016 ROAE per NATL Street Estimates
5. NATL 2016 Plan

# C Standalone Dividend Discount Model

## NATL Management Estimates

### Sensitivity Analysis

$ / Share

| Cost of Equity | Terminal Multiple 1.2x | 1.3x | 1.4x | 1.5x | 1.6x |
|---|---|---|---|---|---|
| 6.8% | 24.80 | 26.75 | 28.91 | 30.65 | 32.60 |
| 7.3% | 24.52 | 26.45 | 28.58 | 30.30 | 32.23 |
| 7.8% | 24.25 | 26.15 | 28.26 | 29.96 | 31.87 |
| 8.3% | 23.98 | 25.86 | 27.94 | 29.62 | 31.51 |
| 8.8% | 23.71 | 25.57 | 27.63 | 29.29 | 31.15 |

### National Interstate Standalone Valuation (1)

*$MM*

| | Actuals 2015A | Forecast 2016P | 2017E | 2018E | Terminal Value |
|---|---|---|---|---|---|
| **Operating Assumptions** | | | | | |
| GPW | 727.1 | 772.2 | 826.5 | 884.7 | |
| *Growth (%)* | | *6.2%* | *7.0%* | *7.1%* | |
| Combined Ratio | | 96.4% | 96.1% | 95.7% | |
| **Net Income** | **20.8** | **41.0** | **45.5** | **51.6** | |
| *Growth (%)* | | *96.9%* | *10.7%* | *13.6%* | |
| Book Value | 358.9 | 388.8 | 422.2 | 461.0 | |
| Book Value Per Share (2) | $18.03 | $19.50 | $21.07 | $22.89 | |
| *ROAE (%)* | *5.8%* | *11.0%* | *11.2%* | *11.7%* | |
| Dividends | 10.4 | 11.2 | 12.0 | 12.9 | |
| **Cash Flows** | | | | | |
| Regression Implied P / BV (x) | | | | | 1.41x (5) |
| **Terminal Value (12/31/2018)** | | | | | **650** |
| Dividends (2) | | 5.6 | 12.0 | 12.9 | |
| *Discount Period (Years)* | | *0.00* | *1.00* | *2.00* | *2.50* |
| Discount Factor (3) | | 1.00 | 0.93 | 0.86 | 0.83 |
| Present Value of Cash Flows / Terminal Value | | 5.6 | 11.1 | 11.1 | 538.3 |
| Present Value Book Value Per Share (6/30/2016) | | | | | $27.00 |
| **Present Value Price Per Share (6/30/2016) (4)** | | **$28.26** | | | |

**Source** SNL Financial (7/22/16), NATL Management Estimates, and NATL Public Filings

**Notes**
1. Based on NATL Management Estimates
2. 2016 represents half year of full year dividends; dividends per share are $0.56, $0.60 and $0.64 in 2016, 2017 and 2018, respectively; based on basic outstanding shares of 19.9MM in 2016 with 0.1MM of increases in share count in 2017 and 2018 respectively (Source: NATL Management)
3. Discount factor assumes a cost of equity of 7.8%; dividends have been discounted utilizing a mid-year convention; terminal value is discounted based on 2018 year end
4. Assumes basic shares outstanding of 19,925,875 as of 6/30/2016 (Source: NATL Management)
5. Assumes 2016 regression relationship remains constant over time (i.e., 2018E ROAE applied to 2016E regression)

# C Historical Trading Valuation Levels

Last Five Years

**Price / Book Value**

Since 2011

x



2.00
1.75
1.50
1.25
1.00
0.75
0.50
NATL Average: 1.49x
Peer Average: 1.04x
1.68x
1.26x
Jul-11
Jan-12
Jul-12
Jan-13
Jul-13
Jan-14
Jul-14
Jan-15
Jul-15
Jan-16
Jul-16
Nile
Peers (1)

**Source** SNL Financial (7/22/16)

**Notes**
1. Peers include AFSI, EMCI, NGHC, OB, RLI, SIGI, STFC, UFCS, ORI, DGICA, BWINB

# D Select Precedent DCF Valuation Ranges

**Legend**

- Offer Price / DCF Low (%)
- Offer Price / DCF Midpoint (%)
- Offer Price / DCF High (%)
- Offer Price Discount to DCF Midpoint (%)
- Offer Price Premium to DCF Midpoint (%)

**Final Offer Premium / (Discount) to Select Points in the DCF Range**



%
AFG Offer Premium / (Discount) to Midpoint
Offer Premium to Midpoint
Offer Discount to Midpoint
60
30
0
(30)
Offer / DDM Low = 32.50 / 25.00 = +30.0%
Offer / DDM Midpoint = 32.50 / 29.00 = +12.1%
Offer / DDM High = 32.50 / 33.00 = (1.5%)
30.0
12.1
(1.5)
57.1
22.2
0.0
29.4
18.9
10.0
17.0
6.7
(1.9)
12.9
5.7
(0.6)
10.0
3.2
(2.9)
13.0
(0.5)
(11.1)
6.3
(5.8)
(15.5)
(3.3)
(17.1)
(27.5)
NATL Management Estimates
21st Century
Alfa Corporation
The Travelers Companies
Wesco Financial
Great American Financial Resources
CNA Surety
Nationwide Financial Services
MEEMIC

Source Capital IQ, Company Filings, and NATL Management Estimates

# D Minority Squeeze-Out Premiums

## Precedent Minority Squeeze-Out Premiums

| | Final Offer Premium (%) [1] | | |
|---|---|---|---|
| | 1-Day Prior | 3-Mo VWAP Prior | 52-Week High |
| Insurance Mean | 27.3 | 32.5 | 4.6 |
| Other Industries Mean | 30.0 | 29.8 | 0.9 |
| **Combined Mean** [2] | **28.6** | **31.2** | **2.7** |
| **Implied Per Share Valuation** | | | |
| **NATL Metrics** [3] | **$22.61** | **$24.97** | **$28.98** |
| 15% Premium | $26.00 | $28.72 | - |
| 35% Premium | $30.52 | $33.71 | - |

Selected Range

Source SNL Financial, Capital IQ, and Company Filings

Notes
1. Final Offer Premiums calculated based on time periods starting from day prior to announcement of AFG's Initial Proposal (3/4/16)
2. Average premiums are calculated from minority squeeze-out transactions in the insurance industry and other sectors respectively
3. NATL Metrics represent stock prices (for each relevant time period) prior to the announcement of AFG's Initial Proposal on 3/7/16

# D Minority Squeeze-Out Insurance Transactions

## Precedent Minority Squeeze-Out Transactions (Insurance) [1]

| Date Announced | Target | Acquiror | Initial Stake (%) | Transaction Size ($MM) | Consideration | Merger or Tender | Final Offer Premium [2] 1-Day Prior (%) | 3-Mo. VWAP (%) | 52-Week High (%) |
|---|---|---|---|---|---|---|---|---|---|
| 11/1/2010 | CNA Surety | CNA Financial | 61.0 | 475 | Cash | Tender | 37.9 | 50.9 | 34.3 |
| 8/26/2010 | Wesco Financial | Berkshire Hathaway | 80.1 | 548 | Cash/Stock | Merger | 18.6 | 14.9 | (7.5) |
| 9/4/2009 | Odyssey Re | Fairfax Financial | 72.6 | 1,049 | Cash | Tender | 29.4 | 51.8 | 19.1 |
| 6/29/2009 | First Advantage | First American | 79.9 | 308 | Stock | Tender | 47.9 | 40.0 | 0.6 |
| 12/1/2008 | Northbridge Financial | Fairfax Financial | 63.1 | 554 | Cash | Merger | 21.0 | 36.5 | 2.9 |
| 3/5/2008 | Nationwide Financial Services | Nationwide | 66.3 | 2,471 | Cash | Merger | 28.3 | 22.2 | (20.3) |
| 7/17/2007 | Alfa Corporation | Alfa Mutual | 52.7 | 833 | Cash | Merger | 44.7 | 31.0 | 10.3 |
| 2/22/2007 | Great American Financial Resources | American Financial Group | 81.0 | 238 | Cash | Merger | 13.2 | 8.9 | 0.6 |
| 1/24/2007 | 21st Century | American International Group | 60.7 | 813 | Cash | Merger | 34.6 | 30.9 | 22.0 |
| 3/15/2002 | MEEMIC | ProAssurance | 85.5 | 35 | Cash | Tender | 19.7 | 28.5 | (9.3) |
| 8/30/2000 | AXA Financial | AXA Group | 60.3 | 9,425 | Cash/Stock | Merger | 13.0 | 41.8 | 10.1 |
| 3/27/2000 | Hartford Life | The Hartford | 80.5 | 1,325 | Cash | Tender | 18.6 | 33.1 | (8.2) |
| **Median** | | | **69.5** | | | | **24.6** | **32.1** | **1.8** |
| **Mean** | | | **70.3** | | | | **27.3** | **32.5** | **4.6** |

**Source** Capital IQ, Company Filings

**Notes**
1. Includes transactions dating back to 2000; Includes domestic transactions only
2. Final Offer Premiums calculated based on time periods starting from day prior to initial offer announcement

# D Minority Squeeze-Out Transactions in Other Sectors

## Precedent Minority Squeeze-Out Transactions (Other Sectors) [1]

| | | | | | | | Final Offer Premium [2] | | |
|---|---|---|---|---|---|---|---|---|---|
| Date Announced | Target | Acquiror | Initial Stake (%) | Transaction Size ($MM) | Consideration | Merger or Tender | 1-Day Prior (%) | 3-Mo. VWAP (%) | 52-Week High (%) |
| 5/7/2013 | Pioneer Southwest | Pioneer Natural Resources | 52.4 | 694 | Stock | Merger | 57.1 | 69.3 | 48.8 |
| 11/28/2012 | Danfoss Power | Danfoss A/S | 75.6 | 690 | Cash | Tender | 48.6 | 48.9 | 4.3 |
| 3/21/2010 | CNX Gas | CONSOL Energy | 83.3 | 965 | Cash | Tender | 24.2 | 34.8 | 6.3 |
| 10/6/2006 | NetRatings | Nielsen Holdings | 60.0 | 328 | Cash | Merger | 44.0 | 54.3 | 35.5 |
| 3/3/2005 | Siliconix | Vishay Intertechnology | 84.9 | 200 | Stock | Tender | 30.7 | 18.0 | (25.1) |
| 8/20/2002 | Pure Resources | Unocal | 57.8 | 512 | Stock | Tender | 20.7 | 11.1 | (10.3) |
| 2/19/2002 | Travelocity | Sabre Holdings | 70.0 | 447 | Cash | Tender | 45.8 | 20.3 | (27.8) |
| 2/15/2001 | Westfield America | Westfield America Trust | 55.9 | 598 | Cash | Tender | 12.5 | 21.6 | 4.8 |
| 9/21/2000 | Hertz | Ford Motor Co. | 81.5 | 734 | Cash | Merger | 46.4 | 18.7 | (31.4) |
| 8/14/2000 | BHC Communication | News Corporation | 76.1 | 888 | Cash/Stock | Merger | 16.4 | 10.4 | (2.4) |
| 3/12/2000 | Boise Cascade Office Products | Boise Cascade Corporation | 81.1 | 205 | Cash | Tender | 8.6 | 10.0 | 4.8 |
| 3/6/2000 | Thermo Instrument Systems | Thermo Fisher Scientific | 88.6 | 301 | Stock | Tender | 4.6 | 40.0 | 3.3 |
| **Median** | | | **75.9** | | | | **27.4** | **20.9** | **3.8** |
| **Mean** | | | **72.3** | | | | **30.0** | **29.8** | **0.9** |

**Source** Capital IQ and Company Filings

**Notes**
1. Includes transactions dating back to 2000; Equity value ranges from $200MM to $1Bn; Includes domestic transactions only
2. Final Offer Premiums calculated based on time periods starting from day prior to initial offer announcement

# E Selected P&C Insurance M&A Transactions

## Selected M&A Precedent Transactions

| Ann. Date | Target | Acquiror | Equity Value ($MM) | P/BV (x) | NTM P/E (x) | Premium to Unaffected Price (%) |
|---|---|---|---|---|---|---|
| **Recent P&C Insurance M&A Transactions [1]** | | | | | | |
| 3/16/2016 | Maxum | Hartford | 170 | 1.50x | N/A | N/A |
| 7/1/2015 | Chubb | ACE | 28,300 | 1.79x | 16.9x | 30.0 |
| 6/10/2015 | HCC | Tokio Marine | 7,500 | 1.90x | 18.8x | 38.0 |
| 5/3/2015 | Ironshore | Fosun | 2,300 [2] | 1.25x | N/A | N/A |
| 6/23/2014 | Western World | Validus Holdings | 452 | 1.61x [3] | N/A | N/A |
| **Median** | | | | **1.61x** | **17.9x** | **34.0x** |
| **Mean** | | | | **1.61x** | **17.9x** | **34.0x** |
| **Other Insurance M&A Transactions of Similar Size and Business Focus** | | | | | | |
| 9/23/2013 | Eastern Insurance | ProAssurance Corporation | 205 | 1.46x | 14.4x | 16.2 |
| 8/19/2012 | Guard Insurance | National Indemnity Co. | 221 | 1.00x | N/A | N/A |
| 5/2/2012 | JEVCO Insurance | Intact Financial | 530 | 1.30x | N/A | N/A |
| 11/30/2010 | Mercer | United Fire & Casualty | 191 | 1.09x | 13.7x [4] | N/A |
| 2/18/2010 | Vanliner | National Interstate | 135 | 1.03x | N/A | N/A |
| 2/18/2010 | Zenith | Fairfax | 1,455 | 1.35x | N/A | 31.0 |
| **Median** | | | | **1.20x** | **14.1x** | **23.6x** |
| **Mean** | | | | **1.20x** | **14.1x** | **23.6x** |
| **All Transactions** | | | | | | |
| **Median** | | | | **1.35x** | **15.7x** | **30.5** |
| **Mean** | | | | **1.39x** | **16.0x** | **28.8** |

**Source** Capital IQ and Company Filings

**Notes**
1. Based on sampling of research reports and specific company guidance where available
2. Implied value for 100%
3. Reflects equity adjusted for ~$300MM of excess capital including $100MM of reserve redundancy
4. Based on median 2010 EPS Street estimates

Appendix A

# Supporting Information

# NATL Cost of Equity Calculation

## Peer Predicted Barra Beta

As of 7/22/2016

| Company | Predicted Barra Beta | Mkt. Cap. ($Bn) |
|---|---|---|
| Old Republic | 0.80 | 5.2 |
| AmTrust | 0.99 | 4.3 |
| RLI | 0.74 | 3.0 |
| National General | 1.02 | 2.3 |
| Selective | 0.85 | 2.3 |
| United Fire | 0.91 | 1.1 |
| OneBeacon | 0.75 | 1.3 |
| State Auto | 0.93 | 0.9 |
| **Average** | **0.87** | **2.6** |

## Summary Assumptions

| | | WACC Calculation | | |
|---|---|---|---|---|
| Assumption | Notes | Base | Low | High |
| Market Risk Premium (MRP) | Morgan Stanley estimated market risk premium | 6.0% | 6.0% | 6.0% |
| Risk Free Rate ($R_f$) | Spot rate 10-year U.S. Treasury as of 7/22/2016 | 1.6% | 1.6% | 1.6% |
| Predicted Beta | Average Beta of Selected Peers | 0.87 | 0.87 | 0.87 |
| Sensitivity Adjustment | +/- 1.0% from base | | (1.0%) | 1.0% |
| **Cost of Equity ($K_E$)** | **Calculated using the Capital Asset Pricing Model** | **6.8%** | **5.8%** | **7.8%** |
| Size Premium Adjustment | Delta of current market capitalization size premium of peers compared to NATL | 1.0% | 1.0% | 1.0% |
| **Adjusted Cost of Equity ($K_E$)** | | **7.8%** | **6.8%** | **8.8%** |

Source Capital IQ (7/22/16)

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